EXHIBIT 99.1

AMENDMENT

Amendment dated this  30th  day of January, 2009, by and among Fuda Faucet Works, Inc., a Delaware corporation formerly known as Capital Solutions I, Inc. (the “Company”) and the Investors, as defined in and as named in a certain Securities Purchase Agreement (the “Purchase Agreement”) dated December 3, 2007 by and among the Company and the Investors.

W I T N E S S E T H:

WHEREAS, the Company and the Investors are parties to the Purchase Agreement and desire to amend certain of the terms of the Purchase Agreement and the registration rights agreement dated December 3, 2007 (the “Registration Agreement”) among the Company and the Investors;

WHEREFORE, the parties do hereby agree as follows:

1. All terms defined in the Purchase Agreement and used in this Amendment shall have the same meanings in this Amendment as in the Purchase Agreement.

2. Each Investor hereby severally represents and warrants to the Company that such Investor owns Warrants to purchase the number of shares of the Common Stock set forth after the Investor’s name in the following table, in which the $1.80 Warrants are Warrants having an exercise price of $1.80 per share, and the $3.00 Warrants are the Warrants having an exercise price of $3.00 per share:

Investor	$1.80 Warrants	$3.00 Warrants	Total
Barron Partners LP	1,863,939	3,787,879	5,651,818
Silver Rock I, Ltd.	106,061	212,121	318,182
Eos Holdings	60,606	121,212	181,818
	2,030,606	4,121,212	6,151,818

3. Each Investor hereby exchanges, effective upon execution of this Amendment by the Company and each of the Investors, all Warrants owned by such Investor for the number of shares of Series A Preferred Stock set forth in the following table.  The number of shares issuable to each Investor is based on relative percentage that each Investor’s investment pursuant to the Purchase Agreement bears to the total investment of $3,400,000.

Investor	Shares
Barron Partners LP	1,240,785
Silver Rock I, Ltd.	69,525
Eos Holdings	39,690
1,350,000

4. From and after the execution of this Amendment as provided in Section 3 of this Amendment, the Investors shall have no right in or to the Warrants.  Each Investor will promptly deliver the Warrants to Sichenzia Ross Friedman Ference LLP, counsel for the Company, 61 Broadway, 32nd floor, New York, NY 10006, attention of Asher S. Levitsky P.C.  Upon receipt of all of the Warrants, the Company will issue or instruct its transfer agent to issue the shares of Series A Preferred Stock as provided in Section 3 of this Amendment.

5. Section 6.6.2 of the Purchase Agreement is hereby amended to change the period referred to in the first line of said Section 6.6.2 from eighteen months to thirty months.

6. Section 6.15 of the Purchase Agreement is deleted in its entirety, and no party shall have any rights or obligations with respect to such provisions.  The Company and the Investors, by execution of this Amendment, do hereby instruct the escrow agent to deliver all shares held in escrow to the Company’s transfer agent for cancellation.

7. The definition of Exempt Issuance in Section 1.3.18 of the Purchase Agreement is amended to include the issuance of the shares of Series A Preferred Stock pursuant to Section 3 of this Amendment as Exempt Issuances.

8. The definition of “Required Effective Date” in the Registration Agreement for the next Registration Statement to be filed pursuant to the Registration Agreement is hereby changed to be June 3, 2010, and the Company shall not be required to update the Registration Statement which was declared effective by the SEC on June 17, 2008 and which covers 1,250,000 shares of common stock issuable upon exercise of warrants.

9. Each Investor represents and warrants that such Investor holds the sole ownership right in and to the Warrants, that such Investor has not granted any pledge, option, lien or other right in or to any Warrants, such Investor has not entered into any agreement with respect to the Warrants, other than this Amendment, and that such Investor has the legal right to enter into this Agreement and perform its terms.

10. The Company represents and warrants that the shares of Series A Preferred Stock issuable pursuant to this Agreement have been authorized for issuance and when issued pursuant to this Amendment will be duly and validly authorized and issued, fully paid and non-assessable.

11. Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year set forth above.

FUDA FAUCET WORKS, INC.

By:/s/ Wu Yiting_______
      Wu Yiting, CEO

BARRON PARTNERS LP
By:  Barron Capital Advisors, LLC, its General Partner

/s/ Andrew Barron Worden __________
Andrew Barron Worden, President

EOS HOLDINGS

By: /s/ Jon R. Carnes
     Jon R.Carnes, President

SILVER ROCK I, LTD.

By:/s/ Rima Salam
      Rima Salam